Exhibit 10.1

LOB # 115-778

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (this "Agreement") is made effective as of this 15th day of August, 2024 (the “Effective Date”), by and among CASTELLUM, INC., SPECIALTY SYSTEMS, INC., CORVUS CONSULTING, LLC, MAINNERVE FEDERAL SERVICES, INC., and GLOBAL TECHNOLOGY AND MANAGEMENT RESOURCES, INC., their respective successors and assigns (jointly, severally and collectively, if more than one, the "Borrower” or “Obligors”); and LIVE OAK BANKING COMPANY, its successors and assigns (the "Lender").

Explanatory Statement

A. On February 22, 2024, the Borrower executed and delivered to the order of the Lender that certain Revolving Line of Credit Promissory Note (the "Original Note"), which note evidences a loan in the original maximum principal amount of Four Million and No/100 Dollars ($4,000,000.00) and on even date therewith, the Borrower executed and delivered to the order of the Lender that certain Loan and Security Agreement (the “Original Loan Agreement” together with the Original Note, collectively the “Original Loan”).

B. The Original Loan is secured by, among other things, certain real and/or personal property collateral, as further described in the Loan Documents, hereinafter defined, and as evidenced by certain security and/or mortgage documents (collectively, the “Security Documents”).

C. All documents executed or to be executed by the Obligors (or any of them) in connection with the Original Loan, including without limitation this Agreement, the Original Note, the and the Security Documents including all additions, modifications, deletions and restatements, are hereinafter collectively referred to as the “Loan Documents”.

D. The Lender and the Obligors desire by this Agreement to amend the provisions of the Loan Documents, and for such other purposes as are set forth herein. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms, respectively, as provided in the Loan Documents.

Agreement

NOW, THEREFORE, this Agreement witnesseth that for good and valuable consideration as set forth in the Original Note, the mutual covenants hereinafter set forth, the Explanatory Statement set forth above, which is incorporated into the body of this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

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1. Recitals. The Obligors represent and warrant that the recitals contained in the Explanatory Statement are true and accurate in all material respects; the Explanatory Statement is hereby incorporated in this Agreement.

2. Modification to Loan Documents. The Obligors and the Lender desire to modify the Loan Documents as follows:

Amendment to Term of Credit Facility. Notwithstanding anything contained in any of the Loan Documents to the contrary, the parties hereto acknowledge and agree that the Term of Agreement shall be amended as follows:

Term of Agreement. Subject to Lender’s right to cease making Advances to Borrower upon or after the occurrence of any Default or Event of Default, and subject to Lender’s right to make demand on Borrowers to pay all outstanding Obligations in full at any time, the term of this Agreement shall commence as of the date of this Agreement (“Effective Date”) and shall continue until such time as all of the Obligations arising hereunder or under any of the other Loan Documents shall have been indefeasibly and irrevocably paid and satisfied in full (“Term” or “Term of Agreement”). Hereafter, wherever Term or Term of Agreement is stated or referenced in the Loan Documents, the same shall be read as above.

Amendments to Affirmative Covenants. Notwithstanding anything contained in any of the Loan Documents to the contrary, the parties hereto acknowledge and agree that the Affirmative Covenants shall be amended to add the following:

Section 6.19(a) Collateral Account. Borrower agrees to establish and maintain with the Lender a Collateral Account with a balance not less than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) until such time as the Senior Debt Service covenant is replaced by a Total Debt Service Covenant of 1.15 : 1:00 at which time funds shall be released at Lender’s sole discretion.

Amendment to Section 1.04 Reporting. Notwithstanding anything contained in any of the Loan Documents to the contrary, the parties hereto acknowledge and agree that the Borrowing Base Report requirement shall be amended as follows:

Borrowing Base Report shall be increased to twice monthly, with the first report as of the fifteenth (15th) day of the month due by the thirtieth (30th) day of the same month, and the second report as of the last day of the month due by the fifteenth (15th) day of the following month.

Reduction in Face Amount. The parties hereto acknowledge and agree that the principal sum of the Original Note is hereby reduced by $2,000,000.00, from Four Million and No/100 Dollars ($4,000,000.00) to Two Million and No/100 Dollars ($2,000,000.00) (the “Reduced Loan Amount”). Hereafter, wherever the maximum principal amount of the Loan, revolving credit commitment or revolving credit facility is stated and/or referenced in the Loan Documents, the

Exhibit 10.1
same shall be read to refer to and/or include, as applicable, the Reduced Loan Amount, which Obligors promise to pay in accordance with the obligations under the Original Note.

3. Effect of this Agreement. Except as is modified herein, the provisions of the Original Note and the Loan Documents shall remain in full force and effect, as if this Agreement had not been made, and the Original Note and the Loan Documents, as previously amended, are ratified and confirmed.

4. Attachment to Original Note. The Obligors agree that the failure to attach an original of this Agreement to the Original Note shall not impact the effectiveness of this Agreement and this Agreement shall nonetheless be valid, binding and enforceable.

5. INTENTIONALLY DELETED.

6. Effectiveness. This Agreement shall become effective upon its execution and delivery by each party hereto as of the Effective Date set forth above.

7. Conditions Precedent. Except as waived in writing by the Lender, the Lender’s agreement hereunder shall not take effect until:

a. this Agreement is executed by the Obligors;

b. the Obligors execute and deliver to the Lender all other documents as may be     otherwise reasonably required by the Lender;

c. the Obligors submit such information and documentation as may be reasonably requested by the Lender.

8. Representations and Warranties. As an inducement to the Lender to enter into this Agreement, each Obligor jointly and severally reaffirms to the Lender that each and every representation and warranty contained in the Loan Documents remains true, accurate and complete in all material respects, and acknowledges the Lender’s justifiable reliance thereon. This Agreement, the Loan Documents, and the other instruments, documents and/or agreements described herein, as modified and amended hereby, constitute valid and legally binding agreements of Obligor enforceable in full in accordance with their respective terms. Obligor will not cause or permit any action to be taken which would cause any of the representations or warranties herein or in the Loan Documents to be untrue or inaccurate in any way, and Obligor agrees to immediately notify Lender in writing of any event or condition which occurs which causes a change in the facts related to or the truth of any of the representations contained herein or in the Loan Documents.

9. No Novation; No Adverse Effect on Liens. The parties hereto do not intend that a novation of the Original Loan or any of the Loan Documents shall be created or affected because of the modifications described herein. Unless provided in Section 2, hereof, the parties hereto do not intend that the execution of this Agreement and the transactions as described herein, shall affect the validity or priority of any of the liens or security interests imposed by or granted in the Loan Documents.

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10. Default. The failure of Obligor to perform any of its obligations under this Agreement, or any of the other Loan Documents as amended, or the falsity of any representation or warranty made herein or the failure of Obligor to advise Lender that a representation or warranty made herein is no longer true shall, at the option of Lender, constitute a default under the Loan Documents, thereby entitling Lender to exercise any or all of the various remedies therein provided, including the acceleration of the Loan and/or sale of any of the collateral described in the Loan Documents and/or cumulatively and/or individually to exercise all of the rights, remedies, options, and privileges provided by law or in equity.

11. Severability. If any clause or provisions of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof, a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.

12. Incorporation. The terms and conditions of the Loan Documents are incorporated by reference herein and made a part hereof, as if fully set forth herein. In the event of any inconsistency between this Agreement and any of the Loan Documents, such inconsistency shall be construed, interpreted and resolved so as to benefit the Lender, independent of whether this Agreement or one of the Loan Documents controls, and the Lender’s election of which interpretation or construction is for the Lender’s benefit shall absolutely govern.

    13. No Other Modification; Final Agreement. Except as set forth in this Agreement, the Loan Documents remain unmodified and in full force and effect. Except as set forth in this Agreement, nothing contained herein shall be deemed to affect the priority or enforceability of (a) the Loan Documents; or (b) any security interests granted pursuant to the Loan Documents. This Agreement and the Loan Documents, as modified herein, constitute the entire agreement between the parties hereto, and may not be altered, modified, or amended except by a writing executed by the Lender and all other parties to this Agreement.

14. Fees and Expenses. The Borrower shall pay on the date of this Agreement all reasonable expenses agreed upon by the parties in connection with this Agreement, including without limitation, reasonable attorneys’ fees and expenses.

15. Binding Effect. This Agreement shall inure to the benefit of the parties hereto, and shall be binding upon their successors, heirs, personal representatives and/or assigns.

16. Choice of Law. The laws of the State of North Carolina shall have jurisdiction governing the Loan Documents (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Agreement and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Agreement and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this Agreement or which occurred or were to occur as a direct or indirect result of this Agreement having been executed.

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17. Tense, Gender, Defined Terms, Captions. As used herein, the plural shall refer to and include the singular, and the singular, the plural and the use of any gender shall include and refer to any other gender. All captions are for the purpose of convenience only.

18. Time. TIME IS OF THE ESSENCE WITH RESPECT TO THIS AGREEMENT AND ALL TERMS AND CONDITIONS DESCRIBED HEREIN.

19. Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made in accordance with the Loan Documents.

20. No Defenses or Offsets; Release of any Claims. In consideration for the agreement of the Lender to modify the Loan Documents, as provided for herein, each Obligor hereby acknowledges and agrees that it forever waives and releases any and all defenses or offsets, known or unknown to such Obligor which might restrict the immediate right of the Lender, upon the occurrence of an event of default under the Loan Documents, as amended, to do the following: (a) require the payment in full of the Original Loan, as amended hereby; and (b) initiate enforcement and collection proceedings against any Obligor or any of the collateral securing the obligations of any Obligor due to the Lender. Each Obligor hereby releases, waives, discharges, and agrees to hold the Lender and its officers, directors, agents, affiliates, subsidiaries, parent company, and employees harmless from any and all claims, known or unknown, which such Obligor might have against the Lender or its officers, directors, agents, affiliates, subsidiaries, parent company, or employees which in any way relate, pertain, or arise, directly or indirectly, from the Original Loan, as amended hereby, the Loan Documents, this Agreement, any other loan, or which otherwise relate or pertain to the collateral securing the obligations of any Obligor due to the Lender or the transactions described in this Agreement or the conduct of the parties with respect thereto.

21. Authority. The undersigned parties hereby certify that they have full power, right and authority to execute and acknowledge this Agreement and the Loan Documents and that such Agreement and Loan Documents have been properly and duly authorized by any and all necessary corporate action.

22. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

23. ACKNOWLEDGEMENT AND WAIVER OF REPRESENTATION. THE UNDERSIGNED PARTIES HEREBY ACKNOWLEDGE THAT THIS AGREEMENT AND ANY OTHER RELATED DOCUMENTS PREPARED FOR EXECUTION HAVE BEEN PREPARED ON BEHALF OF LENDER AND/OR HAVE BEEN PREPARED TO FACILITATE THE MODIFICATION OF THE LOAN DOCUMENTS CONTEMPLATED HEREIN. BY EXECUTING THIS AGREEMENT, THE UNDERSIGNED AGREES THEY HAVE NOT HAD ANY LEGAL ADVICE FROM LIVE OAK BANKING COMPANY OR ITS LEGAL COUNSEL AS IT RELATES TO MODIFYING THE LOAN DOCUMENTS.

IN WITNESS WHEREOF, the Obligors and the Lender have executed this Agreement intending it to be a sealed instrument, as of the day and year first above written.

BORROWER:

Exhibit 10.1
CASTELLUM, INC.
By:/s/ Glen R. Ives
Glen R. Ives, President and Chief Executive             Officer

SPECIALTY SYSTEMS, INC.

By:/s/ Glen R. Ives
Glen R. Ives, President

CORVUS CONSULTING, LLC

                        By: /s/ Glen R. Ives
                        Glen R. Ives, Managing Member

MAINNERVE FEDERAL SERVICES, INC.

By: /s/ Glen R. Ives
                        Glen R. Ives, President

GLOBAL TECHNOLOGY AND MANAGEMENT RESOURCES, INC.

                        By: /s/ Glen R. Ives
                        Glen R. Ives, President

LENDER:

LIVE OAK BANKING COMPANY

By: /s/ Shiloh Autry
                        Shiloh Autry, Associate Modification Paralegal